UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

iSHARES® ETHEREUM TRUST ETF
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization) c/o iShares Delaware Trust Sponsor LLC 400 Howard Street San Francisco, CA (Address of principal executive offices)	99-6353885 (I.R.S. Employer Identification No.) 94105 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered Shares of iShares Ethereum Trust ETF	Name of each exchange on which each class is to be registered The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-275583

Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant's Securities to be Registered.

The description of the shares (“Shares”) representing fractional undivided beneficial interest in iShares Ethereum Trust ETF (the “Registrant”) to be registered hereunder is set forth in and incorporated herein by reference to Amendment No. 3 to the Registrant's Registration Statement on Form S-1, as filed with the U.S. Securities and Exchange Commission (the “Commission”) on July 8, 2024 (File No. 333-275583) and all amendments and supplements to such registration statement subsequently filed with the Commission, including any prospectus relating thereto filed subsequently pursuant to Rule 424(b) of the Securities Act of 1933, as amended.

Item 2. Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed with this registration statement on Form 8-A because no other securities of the Registrant are registered on The Nasdaq Stock Market LLC and the Shares registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: July 9, 2024

iShares Ethereum Trust ETF

By:	iShares Delaware Trust Sponsor LLC Sponsor of iShares Ethereum Trust ETF*

By:	/s/ Shannon Ghia
Name:	Shannon Ghia
Title:	Director, President and Chief Executive Officer

By:	/s/ Bryan Bowers
Name:	Bryan Bowers
Title:	Director and Chief Financial Officer

*

The Registrant is a trust. Each of the individuals specified above is signing in his or her capacity as an officer and/or authorized signatory of iShares® Delaware Trust Sponsor LLC, the sponsor of the Registrant.

[Signature Page to Form 8-A]